UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2006

SCBT FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

SOUTH CAROLINA (State or other jurisdiction of incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

520 GERVAIS STREET COLUMBIA, SOUTH CAROLINA (Address of principal executive offices)	29201 (Zip Code)

(800) 277-2175
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2006, SCBT Financial Corporation approved an amended and restated deferred income plan applicable to selected members of its senior management group, including executive officers, and/or other highly compensated employees and an amended and restated deferred income plan applicable to its non-employee board directors. We amended and restated both deferred income plans, effective as of January 1, 2005, to conform to the requirements of Section 409A of the amended Internal Revenue Code of 1986, as enacted by the American Jobs Creation Act of 2004.

Deferred Income Plan

We make available to selected members of our senior management group, including executive officers, and/or other highly compensated employees the opportunity to elect to defer current compensation for retirement income or other future financial needs. Only eligible employees, as approved by the compensation committee of our board of directors, may participate in the plan. The plan is a nonqualified or “unfunded” deferred compensation plan that is designed to be exempt from certain ERISA requirements as a plan that covers a select group of management and highly compensated employees. Each year, participants can choose to have their compensation for the upcoming year reduced by a certain whole percentage amount ranging between 5% and 100%. Deferrals are recorded in a bookkeeping account which is adjusted to reflect hypothetical investment earnings and losses of investment funds selected by the plan participant among those offered pursuant to the plan. Payments made under the plan will be made from the general assets of SCBT and will be subject to claims of its creditors. Amounts deferred under the plan will generally be subject to income tax in the year in which received, but are subject to employment taxes in the year of deferral. The above summary of the amended and restated Deferred Income Plan is qualified in its entirety by reference to the provisions of the amended and restated Deferred Income Plan, which is attached as Exhibit 10.1 and incorporated by reference herein.

Non-Employee Directors Deferred Income Plan

We make available to our non-employee directors the opportunity to elect to defer retainers and meeting fees that would otherwise be payable in cash for services as a member of our board. Any non-employee director can choose to participate in the plan by filing a written deferral election form with the plan administrator. The participant can elect to defer all or a portion of the cash retainers and fees that would otherwise be payable with respect to the plan year. Deferrals are recorded in a bookkeeping account which is adjusted to reflect hypothetical investment earnings and losses of investment funds selected by the plan participant among those offered pursuant to the plan. Payments made under the plan will be made from the general assets of SCBT and will be subject to claims of its creditors. Amounts deferred under the plan will generally be subject to income tax in the year in which received. The above summary of the amended and restated Non-Employee Directors Deferred Income Plan is qualified in its entirety by reference to the provisions of the amended and restated Non-Employee Directors Deferred Income Plan, which is attached as Exhibit 10.2 and incorporated by reference herein.

Cautionary Note Regarding Any Forward-Looking Statements

Statements included in this Current Report on Form 8-K (including information incorporated by reference herein) which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor's failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank's earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank's ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in "mark-to-market" portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; and (8) reputation risk that adversely effects earnings or capital arising from negative public opinion; and (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No. Description

10.1	Amended and Restated Deferred Income Plan
10.2	Amended and Restated Non-Employee Directors Deferred Income Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date:  November 22, 2006             /s/ Richard C. Mathis
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No. Description

10.1	Amended and Restated Deferred Income Plan
10.2	Amended and Restated Non-Employee Directors Deferred Income Plan